Exhibit 21.1

 REGISTRANT’S SUBSIDIARIES

Name of Subsidiary	State of Incorporation or Organization

Ameris Bank	Georgia
Balboa Capital Corporation	California
BCC Funding II LLC	Delaware
BCC Funding IX LLC	Delaware
BCC Funding XII LLC	Delaware
BCC Funding XIV LLC	Delaware
BCC Funding XV LLC	Delaware
BCC Funding XVI LLC	Delaware
BCC Funding XVII LLC	Delaware
BCC Funding XVIII LLC	Delaware
BCC Titling Trust	Delaware
Ameris Bank Mortgage Securities LLC	Georgia
East Arlington, Inc.	Florida
Fountain Financial, Inc.	Florida
Jarrett Point, LLC	Florida
Parman Place, Inc.	Florida
S. Pt. Properties, Inc.	Florida
TJB Properties, LLC	Florida
210 South Oak Street, LLC	Georgia
HSB Properties I, LLC	Georgia
HSB Properties II, LLC	Georgia
Decatur Properties, Inc.	Georgia
Decatur Properties II, Inc.	Georgia
Decatur Properties III, Inc.	Georgia
Decatur Properties IV, Inc.	Georgia
Decatur Properties V, Inc.	Georgia
Decatur Properties Holdings, LLC	Georgia
USPF Corporation	Georgia
Prosperity Land Holdings, LLC	Florida
LionMark Insurance Company	Georgia
US Premium Finance Holding Company	Florida
Ameris Statutory Trust I	Delaware
Prosperity Bank Statutory Trust II	Connecticut
Prosperity Bank Statutory Trust III	Delaware
Prosperity Bank Statutory Trust IV	Delaware
Prosperity Banking Capital Trust I	Delaware
Coastal Bankshares Statutory Trust I	Delaware
Coastal Bankshares Statutory Trust II	Connecticut
Merchants & Southern Statutory Trust I	Delaware
Merchants & Southern Statutory Trust II	Delaware

Atlantic BancGroup, Inc. Statutory Trust I	Delaware
Jacksonville Statutory Trust I	Delaware
Jacksonville Statutory Trust II	Delaware
Jacksonville Bancorp, Inc. Statutory Trust III	Delaware
Cherokee Statutory Trust I	Delaware
Fidelity Southern Statutory Trust I	Connecticut
Fidelity Southern Statutory Trust II	Delaware
Fidelity Southern Statutory Trust III	Delaware